                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

FILED BY THE REGISTRANT [X]
FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                            Beacon Power Corporation
                (Name of Registrant as Specified In Its Charter)

                            Beacon Power Corporation
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1)   Title of each class of securities to which transaction applies:

    2)   Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4)   Proposed maximum aggregate value of transaction:

    5)   Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                                     [LOGO]

                             234 BALLARDVALE STREET
                        WILMINGTON, MASSACHUSETTS 01887

                                 April 27, 2001

Dear Stockholder:

    I am pleased to invite you to the 2001 Annual Meeting of Stockholders of Beacon Power Corporation, which will be held on Thursday, May 24, 2001, at 10:00 a.m., at the offices of Beacon, 234 Ballardvale Street, Wilmington, Massachusetts.

    The accompanying Notice of Annual Meeting of Stockholders and proxy statement contain the matters to be considered and acted upon. Please read these materials carefully.

    Matters scheduled for consideration at the Annual Meeting are the election of directors and the ratification of Beacon's independent auditors.

    I hope you will be able to attend the meeting, but if you cannot do so, it is important that your shares be represented and voted. ACCORDINGLY, I URGE YOU TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE RETURN ENVELOPE PROVIDED.

                                          Very truly yours,
                                          /s/ William E. Stanton
                                          William E. Stanton
                                          President and Chief Executive Officer

                            BEACON POWER CORPORATION
                             234 BALLARDVALE STREET
                              WILMINGTON, MA 01887
                            NOTICE OF ANNUAL MEETING
                                  MAY 24, 2001

To the Stockholders of
Beacon Power Corporation:

    We are hereby notifying you that Beacon Power Corporation will be holding its Annual Meeting of Stockholders at the offices of the Company, 234 Ballardvale Street, Wilmington, Massachusetts, on Thursday, May 24, 2001 at 10:00 a.m., Eastern Daylight Time, for the following purposes:

(1) To elect members of the Company's Board of Directors for the specified term of office, and until their successors are duly elected and qualified.

(2) To ratify the selection of Deloitte & Touche LLP as independent auditors to audit our books and accounts for the fiscal year ending December 31, 2001.

(3) To transact such other business as may properly come before the meeting or any adjournment thereof.

By Order of the Board of Directors,
Beacon Power Corporation

/s/ Maureen A. Lister

Maureen A. Lister
Secretary

April 27, 2001
Mailed at Boston, Massachusetts

    PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT AS PROMPTLY AS POSSIBLE. IF YOU ATTEND THE MEETING AND VOTE IN PERSON, THE PROXY WILL NOT BE USED.

                            BEACON POWER CORPORATION
                             234 BALLARDVALE STREET
                        WILMINGTON, MASSACHUSETTS 01887
                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 24, 2001

                                  INTRODUCTION

    We are furnishing you with this Proxy Statement in connection with the solicitation of proxies to be used at the Annual Meeting of Stockholders ("Annual Meeting") of Beacon Power Corporation ("Beacon", "we", "us", "our") to be held on May 24, 2001 and at any adjournment of the Annual Meeting, for the purposes set forth in the accompanying notice of the meeting. All holders of our Common Stock of record at the close of business on April 11, 2001 will be entitled to vote at this meeting. The stock transfer books have not been closed.

                            SOLICITATION OF PROXIES

    We are soliciting proxies in the form enclosed on behalf of the Board of Directors. We will vote any such signed proxy, if received in time for the voting and not revoked, at the Annual Meeting according to your directions. We will vote any proxy that fails to specify a choice on any matter to be acted upon for the election of each nominee for director and in favor of each other proposal to be acted upon. If you submitted a signed proxy in the form enclosed, you will have the power to revoke it at any time before we exercise it by filing a later proxy with us, by attending the Annual Meeting and voting in person, or by notifying us of the revocation in writing addressed to the President of Beacon Power Corporation at 234 Ballardvale Street, Wilmington, MA 01887.

    We will begin mailing the Proxy Statement and accompanying proxy card to our stockholders on April 27, 2001.

    We will pay for all expenses of preparing, assembling, printing and mailing the material used in the solicitation of proxies by the Board. In addition to the solicitation of proxies by use of the mails, officers and regular Beacon employees may solicit proxies on behalf of the Board by telephone, telegram or personal interview, and we will bear the expenses of such efforts. We also may make arrangements with brokerage houses and other custodians, nominees and fiduciaries to forward soliciting materials to the beneficial owners of stock held of record by such persons at our expense.

                                 VOTING RIGHTS

    As of April 11, 2001, we had 42,349,064 shares of our Common Stock, par value $0.01 per share ("Common Stock"), issued and outstanding. Each share of Common Stock that you own entitles you to one vote on each matter to be voted upon at the Annual Meeting. All holders of Common Stock vote together as one class. We will count abstentions and broker non-votes in determining whether a quorum is present. If you withhold a vote with regard to the election of directors, such vote will be excluded entirely from the calculation and will have no effect. You may abstain on all proposals other than the election of directors and you will be counted as present for purposes of the item on which the abstention is noted. An abstention on the ratification of accountants will have the same legal effect as a vote against such matter. Brokers holding shares in street name have the authority to vote on certain matters when they have not received instructions from the beneficial owners. Brokers that do not receive instructions are permitted to vote on the election of directors and the ratification of accountants and, as a result, broker non-votes will have no effect on the outcome of these matters.

    We will have a quorum for the transaction of business at the Annual Meeting if the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote are present in person or represented by proxy. If we do not have a quorum, we may postpone the Annual Meeting from time to time until stockholders holding the requisite number of shares of Common Stock are present or represented by proxy.

    All common stock information gives effect to a 1.125-for-1 stock split of our common stock effective in October 1998 and a 2-for-1 stock split of our common stock effective in November 2000.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth, as of March 31, 2001, certain information concerning the ownership of shares of Common Stock by (i) each person or group that we know owns beneficially more than five percent of the issued and outstanding shares of Common Stock, (ii) each director and nominee for director,
(iii) each named executive officer described in "Compensation of Executive Officers" below, and (iv) all directors and executive officers as a group. Except as otherwise indicated, each person named has sole investment and voting power with respect to his or its shares of Common Stock shown.

                                                               NUMBER OF
                                                                 SHARES           PERCENTAGE OF
                                                              BENEFICIALLY         COMMON STOCK
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                       OWNED(2)(3)    BENEFICIALLY OWNED(2)(3)
---------------------------------------                       ------------   ------------------------
William E. Stanton(4).......................................      309,318                 *
Robert D. French............................................       74,717                 *
Matthew L. Lazarewicz(5)....................................      169,217                 *
Maureen A. Lister...........................................      132,175                 *
James M. Spiezio............................................       67,717                 *
Philip J. Deutch............................................       10,000                 *
David B. Eisenhaure(6)......................................    9,899,614              23.3%
Alan P. Goldberg............................................       20,000                 *
Kenneth M. Socha............................................       10,000                 *
Eric R. Stoltz..............................................       10,000                 *
Nancy Hawthorne.............................................        2,499                 *
SatCon Technology Corporation(7)............................    9,879,614              23.2%
Perseus Capital, L.L.C.(8)..................................   11,604,147              24.8%
DQE Enterprises, Inc.(9)....................................    3,764,970               8.9%
Mechanical Technology, Incorporated(10).....................    3,866,650               9.1%
GE Capital Equity Investments, Inc.(11).....................    4,320,475               9.8%
Micro-Generation Technology Fund, L.L.C.(12)................    3,171,250               7.3%
The Beacon Group Energy Investment Fund II, L.P.(13)........    3,160,856               7.3%
All directors and executive officers as a group
(13 persons)................................................   10,720,257              24.9%

------------------------

* Less than 1%.

(1) The address for all executive officers and directors is c/o Beacon Power Corporation, 234 Ballardvale Street, Wilmington, MA 01887. Messrs. Stanton, French, Lazarewicz and Spiezio and Ms. Lister are executive officers of Beacon. Messrs. Deutch, Eisenhaure, Goldberg, Socha and Stoltz and
    Ms. Hawthorne are directors of Beacon.

(2) The number of shares beneficially owned by each stockholder is determined under rules issued by the Securities and Exchange Commission and includes voting or investment power with respect to those securities. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and includes any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days after March 31, 2001 through the exercise of any warrant, stock option or other right. The inclusion in this proxy statement of these shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares. The number of shares of common stock outstanding used in calculating the percentage for each listed person includes the shares of common stock underlying warrants or options held by that person that are exercisable or convertible within 60 days of March 31, 2001, but excludes shares of common stock underlying warrants or options held by any other person.

(3) Includes the following number of shares of common stock issuable upon the exercise of stock options which may be exercised on or before May 30, 2001:
    Mr. Stanton, 76,668; Mr. Doherty, 15,000; Mr. French, 66,667; Mr. Spanos, 0; Mr. Spiezio, 66,668; Mr. Lazarewicz, 83,333; Ms. Lister, 132,000;
    Mr. Deutch, 10,000; Mr. Eisenhaure, 10,000; Mr. Goldberg, 10,000;
    Mr. Socha, 10,000; Mr. Stoltz, 10,000; and Ms. Hawthorne 2,499.

(4) Includes 1,000 shares of common stock held by Mr. Stanton's wife. Mr. Stanton disclaims beneficial ownership of these shares.

(5) Includes 2,500 shares of common stock held in trust for Mr. Lazarewicz' wife and sister-in-law for which Mr. Lazarewicz acts as sole trustee.
    Mr. Lazarewicz disclaims beneficial ownership of these shares.

(6) Includes the shares and warrants held by SatCon of which Mr. Eisenhaure is the President, Chief Executive Officer and Chairman of the Board of Directors. Mr. Eisenhaure disclaims beneficial ownership of these shares.

(7) Includes shares of common stock issuable upon exercise of warrants to purchase 173,704 shares of common stock. SatCon's address is 161 First Street, Cambridge, MA 02142.

(8) Includes shares of common stock issuable upon exercise of warrants to purchase 4,512,593 shares of common stock. Perseus Capital's address is 2099 Pennsylvania Avenue, N.W., Suite 900, Washington, DC 20006.

(9) DQE Enterprises' address is One Northshore Center, Suite 100, 12 Federal Street, Pittsburgh, PA 15212.

(10) Mechanical Technology's address is 30 South Pearl Street, Albany, NY 12207.

(11) Includes shares of common stock issuable upon exercise of warrants to purchase 1,573,333 shares of common stock and options to purchase 10,000 shares of common stock. Also includes shares of common stock issuable upon exercise of options to purchase 120,000 shares of common stock issued to GE Corporate Research and Development. GE Equity's address is 120 Long Ridge Road, Stamford, CT 06927.

(12) Includes shares of common stock issuable upon exercise of warrants to purchase 1,189,152 shares of common stock. Micro-Generation's address is c/o Arete Corporation, P.O. Box 1299, Center Harbor, NH 03226.

(13) Includes shares of common stock issuable upon exercise of warrants to purchase 1,018,000 shares of common stock. Beacon Group's address is c/o J.P. Morgan Partners, 1221 Avenue of the Americas, 40th Floor, New York, NY 10021.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

    The Board of Directors has nominated the persons named below for election at the Annual Meeting as directors. The directors who are elected shall hold office until their respective successors shall have been duly elected and qualified. In accordance with Delaware General Corporation Law, each nominee for director needs a plurality of the votes of shares present in person or represented by proxy at the Annual Meeting in order to gain election.

    All nominees are members of the present Board. Each of the nominees for director has consented to being named a nominee in this Proxy Statement and has agreed to serve as a director, if elected at the Annual Meeting. The persons named in the proxy intend to vote for the following nominees.

                  THE BOARD RECOMMENDS A VOTE FOR EACH OF THE
                      NOMINEES FOR DIRECTOR LISTED BELOW.

NAME, AGE AND                                                PRINCIPAL OCCUPATION AND
COMMITTEE MEMBERSHIP                                             OTHER INFORMATION
--------------------                           -----------------------------------------------------
TERMS EXPIRING IN 2004

David B. Eisenhaure, 55......................  Mr. Eisenhaure has served as President, Chief
  Nominating Committee                         Executive Officer, and Chairman of the board of
                                               directors of SatCon since 1985. Prior to founding
                                               SatCon, Mr. Eisenhaure was associated with the
                                               Charles Stark Draper Laboratory from 1974 to 1985,
                                               and with its predecessor, the Massachusetts Institute
                                               of Technology's Instrumentation Laboratory, from 1967
                                               to 1974. Mr. Eisenhaure holds S.B. and S.M. degrees
                                               in Mechanical Engineering, as well as a Mechanical
                                               Engineering degree, from the Massachusetts Institute
                                               of Technology. In addition to his duties at SatCon,
                                               Mr. Eisenhaure holds an academic position at M.I.T.,
                                               serving as a lecturer in the Department of Mechanical
                                               Engineering. Mr. Eisenhaure also has served on the
                                               board of directors of Mechanical Technology,
                                               Incorporated since 1997. Mr. Eisenhaure has served as
                                               a director since our inception in May 1997.

NAME, AGE AND                                                PRINCIPAL OCCUPATION AND
COMMITTEE MEMBERSHIP                                             OTHER INFORMATION
--------------------                           -----------------------------------------------------
Kenneth M. Socha, 54.........................  Mr. Socha has served as Senior Managing Director of
  Chairperson, Compensation Committee          Perseus, L.L.C. and its predecessor since 1992. He
                                               practiced corporate and securities law from 1970 to
                                               1992, and was one of the founders of The Clarion
                                               Securities Group Incorporated, a registered
                                               broker-dealer and a NASD member. He resigned as
                                               President of Clarion Securities in 1985 to return to
                                               the practice of law full time as a partner of the New
                                               York office of Lane & Edson, and became a partner of
                                               Dewey Ballantine LLP in New York City in 1988. Mr.
                                               Socha left Dewey Ballantine LLP in February 1992 to
                                               devote additional time to the predecessor to Perseus,
                                               L.L.C. which he had joined in May 1991 as Executive
                                               Vice President. Mr. Socha serves on the board of
                                               directors of MGI Software Inc. and several private
                                               corporations. Mr. Socha is a graduate of the
                                               University of Notre Dame and the Duke University
                                               School of Law. Mr. Socha has served as a director
                                               since October 1998.

TERMS EXPIRING IN 2003

William E. Stanton, 57.......................  Mr. Stanton has served as our President and Chief
  Financing Committee; Nominating Committee    Executive Officer since January 1998 and a director
                                               since 1997. Prior to January 1998, he served as our
                                               general manager. Prior to joining Beacon, Mr. Stanton
                                               was the Chief Operating Officer of SatCon from
                                               September 1995 to May 1997, where he managed
                                               operations and the strategy development to convert
                                               SatCon from a contract research and development
                                               company to a commercial product organization. This
                                               strategy included the formation of Beacon Power.
                                               Prior to joining SatCon, Mr. Stanton was one of two
                                               Vice Presidents of Operations at the Charles Stark
                                               Draper Laboratory where he managed between
                                               $50,000,000 and $75,000,000 of contract research and
                                               development annually. At Draper, he had also served
                                               as the Vice President of Corporate Development, where
                                               he led strategic planning, developed and managed a
                                               $25,000,000 annual corporate research and development
                                               program, and helped create new business units that
                                               were generating over $30,000,000 in software and
                                               avionics products annually. Mr. Stanton received a
                                               Bachelor's Degree in Electrical Engineering from the
                                               University of Maine, a Master's Degree in
                                               Instrumentation and Control from the Massachusetts
                                               Institute of Technology, and an Master's in Business
                                               Administration from the Harvard Business School.

NAME, AGE AND                                                PRINCIPAL OCCUPATION AND
COMMITTEE MEMBERSHIP                                             OTHER INFORMATION
--------------------                           -----------------------------------------------------
Philip J. Deutch, 36.........................  Mr. Deutch has served as a Managing Director of
  Financing Committee; Nominating Committee    Perseus, L.L.C. since 1997. In this position, Mr.
                                               Deutch has led Perseus, L.L.C.'s investments in
                                               numerous energy technology companies. From 1991 to
                                               1997, Mr. Deutch was an attorney at Williams &
                                               Connolly LLP. Mr. Deutch worked in the Mergers and
                                               Acquisitions Department of Morgan Stanley Dean Witter
                                               & Co. in New York City. In this position, Mr. Deutch
                                               was a member of execution teams for acquisitions,
                                               divestitures, and leveraged buyouts. Mr. Deutch is a
                                               graduate, with distinction, of Stanford Law School
                                               and of Amherst College where he was elected a member
                                               of Phi Beta Kappa. Mr. Deutch is a term member of the
                                               Council of Foreign Relations and a Trustee of the
                                               Washington Performing Arts Society. Mr. Deutch has
                                               served as a director since October 1998.

Eric R. Stoltz, 43...........................  Mr. Stoltz serves as a Vice President and as
  Compensation Committee                       Treasurer of DQE Enterprises, Inc., a wholly owned
                                               subsidiary of DQE, Inc., which acquires and develops
                                               businesses involved in energy services and
                                               technologies, communications and electronic commerce.
                                               Mr. Stoltz is responsible for identifying and
                                               managing strategic investment opportunities. Mr.
                                               Stoltz has served in various management positions
                                               within DQE since 1988, including business
                                               development, marketing and real estate. Mr. Stoltz
                                               has served as Vice President of DQE Enterprises, Inc.
                                               since February 1999 and as Treasurer of DQE
                                               Enterprises, Inc. since July 1999. He has also served
                                               as President of Property Ventures Ltd., a wholly
                                               owned subsidiary of DQE Enterprises, Inc., since
                                               February 1999. Previously, he had served as Vice
                                               President of Property Ventures Ltd. and as a Director
                                               of DQE Enterprises, Inc. from January 1998 to January
                                               1999. He also served as a Director of Property
                                               Ventures Ltd. from January 1994 to December 1997. Mr.
                                               Stoltz holds a Master's in Business Administration
                                               from Carnegie Mellon University. Mr. Stoltz has
                                               served as a director since October 1999.

NAME, AGE AND                                                PRINCIPAL OCCUPATION AND
COMMITTEE MEMBERSHIP                                             OTHER INFORMATION
--------------------                           -----------------------------------------------------
TERMS EXPIRING IN 2002

Alan P. Goldberg, 55.........................  Mr. Goldberg joined us as a director in June 2000.
  Audit Committee; Financing Committee         Mr. Goldberg has served as President and Co-Chief
                                               Executive Officer of First Albany Companies Inc., an
                                               investment bank, since 1993 and as a Director of
                                               First Albany Companies Inc. since 1985. Mr. Goldberg
                                               also has served on the board of directors of
                                               Mechanical Technology, Incorporated since 1996 and of
                                               SatCon since 1999. Mr. Goldberg is active in industry
                                               and civic organizations and serves on the board of
                                               several non-profit institutions. He received a B.A.
                                               degree in Government from Tufts University.

Nancy Hawthorne, 50..........................  Ms. Hawthorne joined us as a director in February
  Chairperson, Audit Committee; Chairperson,   2001. Ms. Hawthorne served as Chief Financial Officer
  Financing Committee; Nominating Committee    of Continental Cablevision, Inc. until 1996. Upon
                                               Continental's merger with US West and subsequent
                                               renaming as MediaOne, she became that company's
                                               executive vice president. She departed MediaOne in
                                               1997. Subsequently, she has served on several
                                               corporate boards, including Avid Technology, Life
                                               F/X, Inc., Perini Corporation, New England Zenith
                                               Fund and CGU (formerly Commercial Union). She is also
                                               a private investor in and advisor to various
                                               early-stage companies including WorldClinic, Inc.,
                                               whose Board of Directors she chairs. Ms. Hawthorne is
                                               active in industry and civic organizations and serves
                                               on the board of several non-profit institutions.
                                               Ms. Hawthorne received a bachelor's degree from
                                               Wellesley College in 1973 and an MBA from Harvard
                                               Business School in 1977.

              CERTAIN INFORMATION REGARDING OUR BOARD OF DIRECTORS

BOARD COMPOSITION

    Our board of directors currently consists of seven members, six of whom are outside directors. Beginning with this annual meeting, our directors will be divided, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, with the term of office of the first class to expire at the 2002 annual meeting of our stockholders, the term of office of the second class to expire at the 2003 annual meeting of our stockholders and the term of office of the third class to expire at the 2004 annual meeting of our stockholders, with each director to hold office until his or her successor shall have been duly elected and qualified or until his or her earlier removal or resignation. At each annual meeting of our stockholders, commencing with the 2002 annual meeting, directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of our stockholders after their election.

    There are no family relationships among any of our directors or executive officers.

MEETINGS AND COMMITTEES

    GENERAL. The board of directors held a total of seven meetings during 2000. Each member of the board of directors attended at least 75% of the aggregate number of meetings of the board of directors and each committee on which he or she served. Our board of directors has an audit committee, a compensation committee, a nominating committee and a finance committee. No member of the audit or compensation committee is an employee of Beacon.

    AUDIT COMMITTEE. The members of the audit committee are responsible for recommending to the board of directors the engagement of our independent auditors and reviewing our accounting controls and the results and scope of audits and other services provided by our auditors. The current members of the audit committee are Mr. Goldberg and Ms. Hawthorne. The audit committee held no meetings during the last fiscal year that were not part of a full meeting of the board of directors. We are required by the Rules of the Nasdaq to satisfy certain requirements with respect to the audit committee. In conformity with those requirements, our board of directors has approved the audit committee's written charter. A copy of the audit committee's charter is included as Appendix A to this proxy statement. In addition, our board of directors has determined that all of the members of the audit committee satisfy the independence and other applicable requirements of the Nasdaq's listing standards.

    COMPENSATION COMMITTEE. The compensation committee is responsible for reviewing and recommending to the board of directors the amount and type of non-stock and stock compensation to be paid to senior management and establishing and reviewing general policies relating to compensation and benefits of employees. The current members of the compensation committee are Messrs. Socha and Stoltz. The compensation committee held no meetings during the last fiscal year that were not part of a full meeting of the board of directors.

    NOMINATING COMMITTEE. The members of the nominating committee are responsible for recommending nominee directors to our board of directors. The board as a whole then reviews the qualifications of nominee directors and recommends to the stockholders the election of our directors. A stockholder may nominate a person for election as a director by complying with Section 2.2 of our By-Laws, which provides that advance notice of a nomination must be delivered to Beacon and must contain the name and certain information concerning the nominee and the stockholders who support the nominee's election. A copy of this By-Law provision may be obtained by writing to Beacon Power Corporation,
Attn: Secretary, 234 Ballardvale Street, Wilmington, MA 01887. The current members of the nominating committee are Mr. Stanton, Mr. Eisenhaure, Mr. Deutch and Ms. Hawthorne. The nominating committee was formed in 2001 and thus held no meetings in 2000.

    FINANCING COMMITTEE. The financing committee is responsible for evaluating and making recommendations to the board concerning Beacon's financing strategy. The current members of the financing committee are Ms. Hawthorne, Mr. Goldberg, Mr. Deutch and Mr. Stanton. The financing committee was formed in 2001 and thus held no meetings in 2000.

DIRECTOR COMPENSATION

    We have adopted a compensation package that consists of stock options and cash designed to compensate board members who are not our employees ("non-employee directors"). All non-employee directors serving on our board of directors have received options to purchase 10,000 shares of our common stock. Options granted to directors who were on the board of directors prior to our initial public offering are fully vested with an exercise price equal to $6.00. Non-employee directors who joined our board of directors after September 22, 2000 or who join in the future receive options to purchase 10,000 shares of our common stock that vest monthly over a 12-month period and have an exercise price equal to the fair market value of the common stock on the date of grant. On the anniversary date of each particular non-employee director's appointment to our board, each non-employee director will receive options to purchase 10,000 shares of our common stock that vest monthly over a 12-month period and have an exercise price equal to the fair market value of the common stock on the date of grant.

    Non-employee directors will also receive an annual retainer of $10,000, payable quarterly, plus $2,000 for each board of directors meeting attended and $500 for each telephonic meeting attended. Committee members receive $500 per meeting. We also reimburse members of our board of directors for reasonable out-of-pocket expenses.

LIMITATION OF LIABILITY AND INDEMNIFICATION

    Our certificate of incorporation limits the liability of our directors, officers and various other parties whom we have requested to serve as directors, officers, trustees or in similar capacities with other entities to us or our stockholders for any liability arising from an action to which such persons were party by reason of the fact that they were serving us or at our request to the fullest extent not prohibited by the Delaware General Corporation Law.

    We have entered into indemnification agreements with our directors and officers. Subject to certain limited exceptions, under these agreements, we will be obligated, to the fullest extent not prohibited by the Delaware General Corporation Law, to indemnify such directors and officers against all expenses, judgments, fines and penalties incurred in connection with the defense or settlement of any actions brought against them by reason of the fact that they were our directors or officers. We also maintain liability insurance for our directors and officers in order to limit our exposure to liability for indemnification of our directors and officers.

TERM OF OFFICE FOR OUR EXECUTIVE OFFICERS

    Our officers serve until their successors are appointed by our board of directors.

                       COMPENSATION OF EXECUTIVE OFFICERS

EXECUTIVE COMPENSATION

    The following table sets forth the total compensation earned in the years ended December 31, 2000, 1999 and 1998 by our chief executive officer and four of our other executive officers whose aggregate compensation exceeded $100,000 in 2000.

                         SUMMARY COMPENSATION TABLE(1)

                                                ANNUAL COMPENSATION
                                                --------------------       SECURITIES          ALL OTHER
NAME AND PRINCIPAL POSITION            YEAR     SALARY($)   BONUS($)   UNDERLYING OPTIONS   COMPENSATION(2)
---------------------------          --------   ---------   --------   ------------------   ---------------
WILLIAM E. STANTON.................    2000     $228,778    $217,069         900,000             $4,987
President and Chief Executive
  Officer                              1999      157,769          --         190,000                 --
                                       1998      157,500          --         180,000                 --
ROBERT D. FRENCH(3)................    2000     $ 91,346    $ 16,707         200,000             $1,880
Vice President of Manufacturing
MATTHEW L. LAZAREWICZ(4)...........    2000     $155,769    $ 50,000          50,000             $1,174
Vice President of Engineering          1999      113,723          --         250,000                 --
MAUREEN A. LISTER..................    2000     $125,000    $115,241         118,000             $  539
Vice President of Operations           1999       83,323          --         132,000                 --
  Management and Chief                 1998       58,364          --              --                 --
  Administrative Officer
JAMES M. SPIEZIO(5)................    2000     $111,712    $100,241         200,000             $3,717
Vice President of Finance and Chief
  Financial Officer

------------------------

(1) Columns required by the rules and regulations of the Securities and Exchange Commission that contain no entries have been omitted.

(2) Amounts represent term life insurance premiums paid by the executive and reimbursed by Beacon plus an amount to reimburse the executive for taxes paid on the amount of the premium.

(3) We hired Mr. French in April 2000.

(4) We hired Mr. Lazarewicz in February 1999.

(5) We hired Mr. Spiezio in May 2000.

EMPLOYMENT AGREEMENTS

    We have entered into employment agreements with Messrs. Stanton, Spiezio, Lazarewicz, French and Ms. Lister for, in the case of our chief executive officer, three years, and, in the case of all other executive officers, two years. The current base salary under these agreements is $220,000 in the case of Mr. Stanton; $160,000 in the case of Mr. Spiezio; $140,000 in the case of Ms. Lister; $150,000 in the case of Mr. Lazarewicz; and $140,000 in the case of Mr. French. In the event of the termination of an employment agreement by us without cause or resignation by the executive for good reason, we must pay the executive a severance payment equal to between one and two years of the executive's base salary depending on the duration of the executive's employment. Additionally, in the event of such a termination or resignation, we are obligated to continue to provide benefits to the executive for one year, pay the executive a prorated bonus to the date of termination and accelerate the executive's vesting of his or her stock options by up to 66% depending on the duration of the executive's employment. In the event that the executive's employment is terminated as a result of death or disability, we are obligated to pay the executive or his or her estate severance equal to three months salary, provide benefits for one year from the date of termination and accelerate the vesting of the executive's stock options by up to 66%. If, in connection with a payment under an employment agreement, an executive incurs any excise tax liability on the receipt of "excess parachute payments" as defined in
Section 280G of the Internal Revenue Code of 1986, as amended, the employee agreements provide for gross-up payments to return them to the after-tax position they would have been in if no excise tax had been imposed. As used in the employment agreements, "cause" means an act constituting fraud, embezzlement or other felony committed by the executive, a material breach of the executive's obligations to us or of our policies or the engagement by the executive in willful misconduct. As used in the employment agreements, "for good reason" means a material diminution of the executive's duties, a material breach by us of our obligations to the executive, a breach by us of the requirement that the executive provide primary services in a location that is no more than fifty miles from Wilmington, Massachusetts, a sale of us or, in the case of our chief executive officer, the failure to appoint him as a member of our board of directors or the removal of him from our board of directors without cause.

OPTION GRANTS IN LAST FISCAL YEAR

    The following table sets forth information regarding stock options granted during 2000 to our executive officers listed in the Summary Compensation Table. During 2000, we granted options to purchase an aggregate of 3,123,688 shares of common stock to employees, 60,000 shares of common stock to directors and 160,000 shares of common stock to consultants. The exercise price per share for these options was equal to the fair market value of the common stock as of the grant date as determined by our board of directors.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                POTENTIAL REALIZABLE
                                                                                               VALUE AT ASSUMED ANNUAL
                         NUMBER OF                                 INDIVIDUAL GRANTS            RATES OF STOCK PRICE
                         SECURITIES    PERCENT OF TOTAL     --------------------------------   APPRECIATION FOR OPTION
                         UNDERLYING   OPTIONS GRANTED TO                                               TERM(1)
                          OPTIONS     EMPLOYEES IN FISCAL   EXERCISE PRICE                     -----------------------
NAME                      GRANTED            YEAR             ($/SHARE)      EXPIRATION DATE     5%($)        10%($)
----                     ----------   -------------------   --------------   ---------------   ----------   ----------
William E. Stanton.....   300,000               9.6%             $2.50       June 5, 2010      $1,221,671   $1,945,307
                          300,000               9.6%              3.10       June 5, 2010       1,514,872    2,412,180
                          300,000               9.6%              6.00       June 5, 2010       2,932,010    4,668,736
Robert D. French.......   200,000               6.4%              0.89       April 1, 2010        289,943      461,686
Matthew L.
  Lazarewicz...........    30,000               1.0%              2.50       June 5, 2010         122,167      194,531
                           20,000               0.6%              2.50       June 5, 2010          81,445      129,687
Maureen A. Lister......    72,000               2.3%              2.50       June 5, 2010         293,201      466,874
                           46,000               1.5%              2.50       June 5, 2010         187,323      298,288
James M. Spiezio.......    50,000               1.6%              2.50       June 5, 2010         203,218      324,218
                          140,000               4.5%              2.10       May 10, 2010         478,895      762,560
                           10,000               0.3%              2.10       May 10, 2010          34,207       54,469

------------------------

(1) The dollar amounts under these columns represent the potential realizable value of each grant assuming that the market value of our common stock appreciates from the date of grant to the expiration of the option at annualized rates of 5% and 10%. These assumed rates of appreciation have been specified by the SEC for illustrative purposes only and are not intended to forecast future financial performance or possible future appreciation in the price of our common stock. The actual amount the executive officer may realize will depend on the extent to which the stock price exceeds the exercise price of the options on the date the option is exercised.

                         FISCAL YEAR-END OPTION VALUES

                                                    NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                         UNDERLYING                   IN-THE-MONEY
                                                   UNEXERCISED OPTIONS AT           OPTIONS AT FISCAL
                                                     FISCAL YEAR-END(#)              YEAR-END($)(1)
                                                 ---------------------------   ---------------------------
                                                 EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                                                 -----------   -------------   -----------   -------------
William E. Stanton.............................          0       1,040,000            --      $10,400,000
Robert D. French...............................          0         200,000            --      $ 2,000,000
Matthew L. Lazarewicz..........................          0         216,666            --      $ 2,166,660
Maureen A. Lister..............................     88,000         162,000      $880,000      $ 1,620,000
James M. Spiezio...............................          0         200,000            --      $ 2,000,000

------------------------

(1) Based on a per share price of $10.00, the closing price of our common stock on the Nasdaq National Market on December 31, 2000.

                         COMPENSATION COMMITTEE REPORT

    The Compensation Committee of Beacon's board of directors (the "Committee") has the authority to set the compensation of Beacon's Chief Executive Officer and all executive officers and makes the following report for the year 2000. The Committee has the responsibility to review the design, administration and effectiveness of all programs and policies concerning executive compensation. The Committee administers Beacon's Amended and Restated 1998 Stock Incentive Plan. The Committee also administers Beacon's Employee Stock Purchase Plan. In addition, the Committee has responsibility for the review and approval of the Management Incentive Program(s) to be in effect for the Chief Executive Officer, executive officers and key employees each fiscal year. The Committee is currently composed of two non-employee directors.

    GENERAL COMPENSATION PHILOSOPHY. Beacon operates in the competitive and rapidly changing power technology industry. The Committee strives to maintain compensation programs that allow Beacon to respond to the competitive pressures within this industry. Beacon's compensation philosophy is to offer compensation opportunities that are linked to Beacon's business objectives and performance, individual performance and contributions to Beacon's success, and enhanced shareholder value. These compensation opportunities are intended to be competitive within this industry and enable Beacon to attract, retain and motivate the management talent necessary to achieve Beacon's overall business objectives and ensure Beacon's long-term growth.

    COMPENSATION COMPONENTS. It is the Committee's objective to have a substantial portion of each executive officer's compensation opportunity conditional ("at risk") upon Beacon's performance, as well as his or her contribution to Beacon's meeting its objectives and to design a total compensation and incentive structure to motivate and reward success, balancing short and long-term goals. Beacon's executive compensation program consists of three major components: (i) base salary; (ii) an annual management incentive bonus; and (iii) long-term incentives. The second and third elements constitute the "at risk" portion of Beacon's overall compensation program.

    BASE SALARY. The Committee annually reviews each executive officer's base salary. The base salary for each officer reflects the salary levels for comparable positions in the industry and in published surveys. These surveys include companies with whom Beacon competes for senior-level executives. (Some of the companies included in the surveys are included in the CIBC World Markets Power Technology & Growth Index used in the graph set forth under "Corporate Performance.") In addition, the Committee considers the executive's individual performance and Beacon's success in achieving its annual business objectives. The Committee exercises its judgment based upon the above criteria and does not apply a specific formula or assign a weight to each factor considered. The relative weight given to each factor varies with each individual in the sole discretion of the Committee. Each executive officer's base salary is adjusted each year on the basis of (i) the Committee's evaluation of the officer's personal performance for the year and (ii) the competitive marketplace for persons in comparable positions. The Committee attempts to fix base salaries on a basis generally in line with base salary levels for comparable companies.

    ANNUAL MANAGEMENT INCENTIVE BONUS. The annual management incentive bonus is the first "at risk" executive compensation element in Beacon's executive compensation program. At the beginning of each year, the Committee establishes objectives for the management incentive bonus program drawn from the fiscal year business plan approved by the Board of Directors. Additionally, at the beginning of each year, the Committee establishes bonus award targets for the Executive Officers. The bonus plan has a threshold level of performance by Beacon that must be achieved before any bonuses are awarded. The bonus amounts payable to each Executive Officer are then determined by considering Beacon's performance and individual performance.

    LONG-TERM INCENTIVE PROGRAM ("LTIP"). The LTIP is the second "at risk" element of Beacon's compensation program in which executive officers and all other employees participate. This program has consisted solely of stock options, not cash. The Committee views the granting of stock options as a significant method of aligning management's long-term interests with those of the shareholders, which bring into balance short and long-term compensation with Beacon's goals, fostering the retention of key executive and management personnel, and stimulating the achievement of superior performance over time. Awards to executives are based upon criteria which include an individual's current position with Beacon, total compensation, unvested stock options, the executive's performance in the recent period, expected contributions to the achievement of Beacon's long-term performance goals, and current competitive practice. The relative weight given to each of these factors will vary from executive to executive at the Committee's discretion. After giving consideration to the criteria deemed relevant by the Committee, including prior option grants made to Beacon executives, a competitive analysis of Beacon's option program and overall compensation programs against the programs of companies of similar size and industry, and the recommendations of Beacon's management, the Committee approved the stock option grants to the executive officers listed in the summary Compensation Table set forth in the option grant table. The Committee also approved a stock option grant to two other executive officers hired in 2001. These stock options were granted at exercise prices equal to the fair market value of the stock at the effective date of the grant, become exercisable over three years and have a term of ten years.

    COMPENSATION OF CHIEF EXECUTIVE OFFICER. William E. Stanton, Beacon's Chief Executive Officer and President, receives competitive compensation and regular benefits in effect for senior executives of Beacon. During 2000, the Committee increased Mr. Stanton's annual base salary from $150,000 to $210,000 as determined on the same basis as other senior executives of Beacon, based on the factors noted above in "Compensation Committee Report--Base Salary."
Mr. Stanton also received a cash bonus in the amount of $217,069. This amount was determined by the Committee after taking into account Mr. Stanton's efforts in successfully completing Beacon's class E and F preferred stock financings and initial public offering. In addition to such cash compensation, Mr. Stanton also received options to acquire an aggregate of 900,000 shares of Common Stock at exercise prices equal to the fair market value of the Common Stock on the date of grant. The vesting of all of such options accelerates upon a sale of Beacon.

    EMPLOYEE STOCK PURCHASE PLAN. Beacon maintains an employee stock purchase plan that qualifies under Section 423 of the Internal Revenue Code and permits substantially all of its U.S. employees to purchase shares of its common stock. Participating employees may purchase common stock at a purchase price equal to 85% of the lower of the fair market value of the common stock at the beginning of an offering period or on the exercise date. Employees may designate up to 15% of their base compensation for the purchase of common stock under this plan. Beacon's executive officers are eligible to participate in this program, subject to any applicable tax laws.

    RETIREMENT PLANS. Beacon maintains a plan that complies with the provisions of Section 401(k) of the Internal Revenue Code. Substantially all U.S. employees are eligible to participate in this plan, and eligibility for participation commences upon hiring. Beacon's executive officers are eligible to participate in this program, subject to any applicable tax laws.

    COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M). Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers, to the extent that compensation exceeds $1 million per covered officer in any fiscal year. The limitation applies only to compensation that is not considered to be performance-based. Beacon's Amended and Restated 1998 Stock Incentive Plan has been structured so that any compensation deemed paid in connection with the exercise of option grants made under that plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation which will not be subject to the $1 million limitation. Cash and other non-performance based compensation paid to Beacon's executive officers for fiscal 2000 did not exceed the $1 million limit per officer, and the Committee does not anticipate that the non-performance based compensation to be paid to Beacon executive officers will exceed that limit. Because it is unlikely that the cash compensation payable to any of Beacon's executive officers in the foreseeable future will approach the $1 million limit, the Committee has decided at this time not to take any action to limit or restructure the elements of cash compensation payable to Beacon's executive officers. The Committee will reconsider this decision should the individual cash compensation of any executive officer ever approach the $1 million level.

    It is the opinion of the Committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align Beacon's performance and the interests of Beacon's stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term.

                                         Submitted by the Compensation
                                          Committee:

                                          Kenneth M. Socha, Chairperson
                                          Eric R. Stoltz

                             AUDIT COMMITTEE REPORT

    In connection with the preparation and filing of our Annual Report on Form 10-K for the year ended December 31, 2000, the Audit Committee
(i) reviewed and discussed the audited financial statements with management,
(ii) discussed with Deloitte & Touche LLP, our independent auditors, the matters required to be discussed by Statement of Auditing Standards 61 (as modified or supplemented) and (iii) received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (as modified or supplemented) and discussed the independence of Deloitte & Touche LLP with Deloitte & Touche LLP. Based on the review and discussions referred to above, among other things, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2000.

                                         Submitted by the Audit Committee:

                                          Nancy Hawthorne, Chairperson
                                          Alan P. Goldberg

                             CORPORATE PERFORMANCE

    The line graph below compares the cumulative total stockholder return for the year ended December 31, 2000 of our common stock against the cumulative total return of the Nasdaq Stock Market Index and the CIBC World Markets Power Technology & Growth Index. The graph and table assume that $100 was invested on November 17, 2000, the first date on which our common stock began trading following our initial public offering, in each of our common stock, the Nasdaq Stock Market Index and the CIBC World Markets Power Technology & Growth Index, and that all dividends were reinvested. No cash dividends have been declared on our common stock.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

Index Value

                                                              PERIOD ENDING
                                                    11/17/00       11/30/00  12/31/00
Beacon Power Corporation                             $100.00        $118.23   $166.67
CIBC World Markets Power Technology & Growth Index   $100.00         $75.46    $88.00
Nasdaq Stock Market index                            $100.00         $85.82    $81.61

Total Return Performance

* STOCKHOLDER RETURNS OVER THE INDICATED PERIOD SHOULD NOT BE CONSIDERED INDICATIVE OF FUTURE STOCKHOLDER RETURNS.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities ("Insiders"), to file reports of ownership and changes in ownership with the SEC. Insiders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. Based solely on review of the copies of such forms furnished to us and on written representations from our Insiders, we believe that during 2000 all of our Insiders met their
Section 16(a) filing requirements with the exception of Ms. Lister who inadvertently failed to file a timely Form 4 to report a transaction occurring in November 2000 which involved a total of 125 shares; Mr. Lazarewicz who inadvertently failed to file a timely Form 4 to report two transactions occurring in November 2000 which involved a trust of which he is the trustee and a total of 1500 shares; and Perseus Capital, L.L.C. that inadvertently failed to include on its Form 3 filed with the Securities and Exchange Commission an additional holding of 5,786 shares. All of such transactions have been subsequently reported by the applicable Insider.

    OTHER INFORMATION RELATING TO DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

GENERAL

    We effected a 2-for-1 stock split of our common stock immediately prior to the consummation of our initial public offering. Each outstanding share of our preferred stock was converted simultaneously with the consummation of that offering into two shares of common stock as a result of this split. The issued and outstanding preferred stock referred to in this section is not adjusted for this conversion.

AGREEMENT WITH GE CORPORATION RESEARCH AND DEVELOPMENT

    As a result of the investment in our company by GE Capital Equity Investments, Inc., we have entered into an agreement with GE Corporate Research and Development ("GE CR&D"), under which GE CR&D will provide us with technical expertise in controls and materials. Under the terms of that agreement, GE CR&D has agreed to make available to us up to $2,000,000 of its services at cost and we have issued GE Equity a warrant to purchase 240,000 shares of our common stock at an exercise price of $2.10 per share. Of these warrants, 120,000 vested immediately and 120,000 will vest ratably to the extent to which we use GE CR&D's services. This agreement terminates, and any unvested options are forfeited, on November 1, 2003. GE Equity is a shareholder in our company.

DQE ENTERPRISES DISTRIBUTION AGREEMENT

    In connection with our May 1997 formation, DQE Enterprises, a subsidiary of DQE, Inc., entered into a letter agreement with us pursuant to which, among other things, we have agreed to appoint DQE Enterprises or one of its affiliates as our exclusive distributor of our flywheel products for stationary energy storage applications in the states of Pennsylvania, New York, Ohio, West Virginia, Maryland, Delaware, Virginia and the District of Columbia. Under this agreement, we retained the right to make sales in this territory to cable and telephone companies and to electric utilities for their internal use. DQE Enterprises also has a nonexclusive right to distribute the products outside this territory, which we have the right to terminate at any time. The distribution rights have a term of 20 years from the commencement of commercial production of our products, provided that the rights may be terminated earlier if DQE Enterprises does not meet sales targets to be agreed upon in the future. We have agreed to sell our products to DQE Enterprises at the lower of (i) cost of goods sold (including certain overhead expenses) plus 30% and (ii) the lowest price at which the products are sold to others. DQE Enterprises is a shareholder in our company. Eric Stoltz, a Vice-President of DQE Enterprises, serves as a member of our board of directors. The terms of the license agreement were determined on the basis of arms-length negotiations.

LICENSES WITH SATCON

    SatCon has granted us a perpetual, exclusive, royalty-free, worldwide right and license to all patents, patent applications, technical knowledge, information and know-how in existence in May 1997 and any improvements on that intellectual property developed by SatCon prior to the completion of our initial public offering which relate to the field of flywheel energy storage products, systems and processes for stationary terrestrial (in or on ground or affixed to structures on ground) applications, but not for satellite or other non-terrestrial, stationary applications. We do not have the right to sublicense this technology other than in connection with our manufacturing and distribution operations. We will not have any rights to future improvements to its flywheel technology that SatCon develops after our initial public offering. We have granted SatCon a perpetual, worldwide, royalty-free, exclusive right and license to use any improvements upon the flywheel energy storage technology for any applications made by us other than stationary terrestrial applications. SatCon's rights to further improvements made by us in our flywheel technology terminated upon the consummation of our initial public offering. The license from SatCon is terminable by SatCon in certain limited circumstances, including our bankruptcy, upon the material breach of our obligations under the license, the exercise of certain put rights granted by SatCon to certain of our investors and upon notice by SatCon that the license agreement infringes upon the rights of a third party. SatCon is a shareholder in our company. David Eisenhaure, SatCon's president and chief executive officer and chairman of the board of directors of SatCon, serves as a member of our board of directors.

INITIAL FORMATION

    SatCon formed us on May 8, 1997 and funded our initial operations on May 28, 1997, using an investment in SatCon of $5,000,000 made by DQE Enterprises. Pursuant to the terms of a securities purchase agreement dated
May 28, 1997 among us, SatCon and DQE Enterprises, DQE Enterprises made an initial investment in SatCon totaling $5,000,000 in cash to fund flywheel product development and received a warrant to purchase 1,125,500 shares of our common stock, at a purchase price of $2.67 per share. These warrants expired unexercised on May 28, 1999. We granted DQE Enterprises registration rights which were terminated by the registration rights agreement entered into in connection with the class E preferred stock financing described below. As part of the agreement, SatCon invested $5,000,000 in cash in us and received 6,750,000 shares of our common stock and 1,125,000 shares of our class A preferred stock and granted us the perpetual, exclusive, royalty-free right and license described above.

1997 RECAPITALIZATION

    On December 19, 1997, we issued 13,476 shares of our common stock and six shares of our class C preferred stock to six individuals, none of whom were or are affiliates of our company. In connection with this investment, SatCon exchanged 6,746,626 shares of our common stock for 3,373,313 shares of our class A preferred stock.

    In connection with that transaction, the six investors and SatCon entered into a voting agreement under which the stockholders agreed to vote to elect designated directors and as to certain other matters. This agreement, as amended, terminated upon consummation of our initial public offering.

CLASS D PREFERRED STOCK SECURITIES PURCHASE AGREEMENT

    Pursuant to the terms of a securities purchase agreement dated October 23, 1998, among us, Perseus Capital, L.L.C. ("Perseus Capital") DQE Enterprises, Micro-Generation and SatCon:

    - the purchasers purchased from us 1,900,000 shares of our class D preferred stock at a purchase price of $2.50 per share; and

    - we were contractually obligated to issue to the purchasers warrants to purchase in the aggregate 4,455,000 shares of our common stock if we did not meet certain financing goals by October 23, 1999 and April 23, 2000.

    The aggregate consideration we received was $4,750,000. The terms of the securities purchase agreement were determined on the basis of arms-length negotiations. Prior to the execution of the securities purchase agreement, neither we nor SatCon had any material relationship with Perseus Capital or Micro-Generation. Perseus Capital and Micro-Generation are shareholders in our company. Philip Deutch, a Managing Director of Perseus Capital, and Kenneth Socha, Senior Managing Partner of Perseus Capital, serve as members of our board of directors.

CLASS E BRIDGE LOANS

    On June 22, 1999, SatCon, Perseus Capital, DQE Enterprises and Micro-Generation made bridge loans to us in the respective principal amounts of $250,000, $250,000, $50,000 and $50,000. These loans accrued interest at a rate of 12.5% per annum increasing to 15% per annum in the event the loans went into default or were not paid in full by September 23, 1999.

    On August 2, 1999, SatCon, Perseus Capital, DQE Enterprises and Micro-Generation committed to make, and on or subsequent to that date made, bridge loans to us in the respective principal amounts of $1,000,000, $1,350,000, $500,000 and $300,000. As consideration for these loans, we received $2,550,000 in cash and cancelled the loans in the principal amount of $600,000 made to us on June 22, 1999 by the same participants. These loans accrued interest at a rate of 12.5% per annum, increasing to 15% per annum in the event we had not sold $5,000,000 or more of our class E preferred stock by February 2, 2000.

    On January 7, 2000, SatCon, Perseus Capital, DQE Enterprises and Micro Generation made similar bridge loans to us in the respective principal amounts of $200,000, $250,000, $90,000 and $60,000. These loans accrued interest at a rate of 12.5% per annum, increasing to 15% per annum in the event we had not sold $5,000,000 or more of our class E preferred stock by May 7, 2000. The principal and interest on these loans was payable in cash or, in the event the bridge loans were converted into shares of class E preferred stock, in shares of class E preferred stock at the price per share at which the class E preferred stock was issued.

    As part of these transactions, SatCon, Perseus Capital, DQE Enterprises and Micro-Generation received warrants to purchase shares of our class E preferred stock. In the August bridge financing, these investors received warrants to purchase shares in an aggregate amount equal to $787,500 divided by the per share price equal to the price we sold at least $5,000,000 of our class E preferred stock, or, if such transaction was not consummated within 6 months, $2.50 per share. No such transaction was consummated and as a result these warrants were exercisable for an aggregate of 315,000 shares of our class E preferred stock at an exercise price of $2.50 per share. In the January bridge financing, these investors received the right to be issued a warrant under their notes in the event there was a sale of at least $5,000,000 of our class E preferred stock by February 2, 2000 and the investors demanded that either the notes be paid in full or the investors purchased class E preferred stock. No such sale occurred and these warrants were never issued.

    All of these bridge loans and warrants were converted into the class E preferred stock and class E warrants described below, except for the principal and interest accrued on the SatCon $200,000 loan made on January 7, 2000 which was repaid in full prior to the consummation of the class E preferred stock financing.

    The terms of the bridge loan agreements were determined on the basis of arms-length negotiations.

CLASS E PREFERRED STOCK SECURITIES PURCHASE AGREEMENT

    Pursuant to the terms of a securities purchase agreement, dated April 7, 2000, by and among us, SatCon, Perseus Capital, DQE Enterprises and Micro-Generation:

    - the purchasers purchased from us 1,226,141 shares of our class E preferred stock at a purchase price of $3.12 per share; and

    - we issued warrants to purchase 306,535 shares of our class E preferred stock at an exercise price of $2.50 per share.

    The class E preferred stock and these warrants were issued in consideration of the cancellation of $3,550,000 principal amount of the bridge loans and $275,559 accrued interest on those bridge loans and cancellation of the warrants issued in connection with the bridge loans. The terms of the securities purchase agreement were determined on the basis of arms-length negotiations.

FEBRUARY AND MARCH, 2000 INTERIM FINANCINGS

    During February and March, 2000 we borrowed $600,000 from Perseus Capital, $300,000 from SatCon, $300,000 from DQE Enterprises and $200,000 from Micro-Generation under demand promissory notes convertible into our class F preferred stock. The loans accrued interest at a rate of 6% per annum.

    The principal on the Perseus Capital, DQE Enterprises and Micro-Generation notes was converted into class F preferred stock upon consummation of the class F preferred stock financing and accrued interest paid in cash. The principal and interest accrued on the SatCon note was repaid in full prior to the consummation of the class F preferred stock financing.

    The terms of these interim financings were determined on the basis of arms-length negotiations.

CLASS F BRIDGE LOAN

    On April 21, 2000, Perseus Capital, Micro-Generation, Mechanical Technology Incorporated, The Beacon Group Energy Investment Fund II, L.P. and Penske Corporation made bridge loans to us in the respective principal amounts of $1,200,000, $400,000, $1,200,000, $900,000 and $400,000. These loans accrued interest at a rate of 6% per annum. The principal and interest on these loans were payable in cash or, in the event the bridge loan was converted into shares of class F preferred stock, in shares of class F preferred stock at the price per share at which the class F preferred stock was issued.

    As part of these transactions, Perseus Capital, Micro-Generation, Mechanical Technology, Beacon Group and Penske Corporation received warrants to purchase in the aggregate 82,000 shares of our common stock. These bridge warrants expire on April 21, 2005 and have an exercise price of $2.10 per share.

    The principal and interest accrued on these bridge loans were converted into the class F preferred stock described below. Mechanical Technology and Penske Company LLC, an affiliate of Penske Corporation, are shareholders of our company. Alan Goldberg, a director of Mechanical Technology, serves as a member of our board of directors.

    The terms of the class F bridge loan were determined on the basis of arms-length negotiations.

CLASS F PREFERRED STOCK SECURITIES PURCHASE AGREEMENT

    Pursuant to the terms of a securities purchase agreement, dated May 23, 2000, by and among us, Perseus Capital, DQE Enterprises, Micro-Generation, Mechanical Technology, Beacon Group, Penske Corporation and GE Capital Equity Investments, Inc.:

    - the purchasers purchased from us 6,785,711 shares of our class F preferred stock at a purchase price of $4.20 per share; and

    - we issued warrants to purchase 6,333,333 shares of our common stock at an exercise price of $2.25 per share.

    The class F preferred stock and these warrants were issued in consideration of an aggregate of $23,300,000 in cash and the cancellation of $5,200,000 principal amount of the bridge loans. We also repaid the interest on the bridge loans at the closing of the class F preferred stock financing. The terms of the securities purchase agreement were determined on the basis of arms-length negotiations.

    In connection with the class F preferred stock financing, we entered into an investors rights agreement. Also as part of this financing, we granted the purchasers and SatCon rights to demand registration of their shares of our capital stock under certain circumstances and to participate as selling stockholders in any offering registered by us.

CONSULTING AGREEMENTS

    We entered into Amended/Restated Consulting Agreements with each of DQE Enterprises, Micro-Generation and Perseus Capital, each dated as of November 1, 1999, under which they acted as independent contractors and provided us with consulting and advisory services with respect to:

    - Flywheel applications in utility and related markets;

    - Economic analysis of product opportunities in utility and related markets;

    - Energy market trends and developments; and

    - Other matters relating to our business that we shall reasonably request.

    The terms of these consulting agreements were determined on the basis of arms-length negotiations. Each of these agreements terminated immediately prior to the effective date of our initial public offering.

    DQE ENTERPRISES CONSULTING AGREEMENT. Our Amended/Restated Consulting Agreement with DQE Enterprises replaced a consulting agreement with them entered into in 1997.

    Under this agreement, we issued DQE Enterprises 60,000 shares of our class A preferred stock as of May 1998, 60,000 shares of our class A preferred stock as of May 1999, 25,000 shares of our class A preferred stock as of November 1999, 60,000 shares of our class A preferred stock on October 31, 2000 and 127,232 shares of our class A preferred stock on November 22, 2000. Each of these shares converted into two shares of common stock upon consummation of our initial public offering.

    MICRO-GENERATION CONSULTING AGREEMENT. Our Amended/Restated Consulting Agreement with Micro-Generation replaced a consulting agreement with them entered into in 1998. Under this agreement, we issued Micro-Generation 24,000 shares of our class A preferred stock in November 1999 in replacement of common stock to which they were entitled as of October 1998 and October 1999 and 1,446 shares of our class A preferred stock on November 22, 2000. Each of these shares converted into two shares of common stock upon consummation of our initial public offering.

    PERSEUS CAPITAL CONSULTING AGREEMENT. Our Amended/Restated Consulting Agreement with Perseus Capital replaced a consulting agreement with them entered into in 1998. Under this agreement, we issued Perseus Capital 96,000 shares of our class A preferred stock in November 1999 in replacement of common stock to which they were entitled as of October 1998 and October 1999 and 5,786 shares of our class A preferred stock on November 22, 2000. Each of these shares converted into two shares of common stock upon consummation of our initial public offering.

NEW FRONTIER ENTERPRISES INC. CONSULTING AGREEMENT

    We were a party to a consulting agreement in 1999 and 2000 with New Frontier Enterprises Inc. under which New Frontier provided us with business development services. Under this agreement, we paid New Frontier $58,979 in 1999 and $159,649 in 2000. John Doherty, one of our executive officers, served as President of, and owned 50% of the equity in, New Frontier.

SATCON SERVICES

    During 1997, 1998, 1999 and 2000, SatCon performed research and development, administrative and other services on our behalf. Amounts paid to SatCon for these services amounted to approximately $1,351,000, $443,000, $59,000 and $551,000 during the period from inception to December 31, 1997, the year ended December 31, 1998, the year ended December 31, 1999 and the year ended
December 31, 2000, respectively.

INDEMNIFICATION AND INSURANCE

    We entered into indemnification agreements with all of our directors and executive officers and have purchased directors' and officers' liability insurance. In addition, our certificate of incorporation limits the personal liability of our directors, officers and various other parties with whom we have requested to serve as directors, officers, trustees or in similar capacities with other entities to us or our stockholders for any liability arising from an action to which such persons were party by reason of the fact that they were serving us or at our request to the fullest extent not prohibited by the Delaware General Corporation Law.

REGISTRATION RIGHTS AGREEMENT

    Beginning 180 days after the closing of our initial public offering, Perseus Capital, DQE Enterprises, Micro-Generation, Mechanical Technology, Beacon Group, Penske, SatCon and GE Capital Equity Investments, Inc., will have the right to demand that we register their shares on up to two occasions, provided the anticipated aggregate offering is at least $500,000. In addition, these holders may require us to file additional registration statements on Form S-3. These holders will also have the right to include the shares of common stock they hold or acquire upon the exercise of the warrants in any registration statements we file with the Securities Exchange Commission, other than registration statements filed with respect to employee benefit plans or in connection with an acquisition. We are not required to file more than one registration statement in any six-month period. We are required to bear the costs of the exercise of these registration rights.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Messrs. Socha and Stoltz served as members of the Compensation Committee during 2000. Because of their respective relationships with Perseus Capital and DQE Enterprises, Messrs. Socha and Stoltz may be deemed to have a material interest in the transactions described above between Beacon and each of the applicable entities. During 2000, there were no "interlocking" or cross-board memberships that are required to be disclosed under SEC rules.

                                   PROPOSAL 2
                     RATIFICATION OF SELECTION OF AUDITORS

    We are submitting for ratification at the Annual Meeting the selection, by a majority of the members of the Board who are not officers or employees of Beacon, of Deloitte & Touche LLP ("Deloitte") as independent auditors to audit the books and accounts of Beacon for the fiscal year ending December 31, 2001. Such ratification requires the affirmative vote of a majority of the shares entitled to vote thereon present in person or represented by proxy at the Annual Meeting when a quorum is present. Representatives of Deloitte will be present at the Annual Meeting and will be given an opportunity to make a statement if they desire to do so and will respond to appropriate questions of stockholders.

    Deloitte has advised us that neither it nor any of its members has any direct financial interest in Beacon as a promoter, underwriter, voting trustee, director, officer or employee.

AUDIT FEES

    The aggregate fees billed for professional services rendered for the audit of our annual financial statements for the fiscal year ended December 31, 2000, were $180,280, all of which were paid to Deloitte.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

    Deloitte did not render professional services relating to financial information systems design and implementation for the fiscal year ended December 31, 2000.

ALL OTHER FEES

    The aggregate fees billed by Deloitte for services rendered to us, other than the services described above under "Audit Fees" for the fiscal year ended December 31, 2000, were $655,021. These services related to the audit of our annual financial statements for the fiscal years ended 1999, 1998 and 1997 in connection with our initial public offering, the review of the other financial information included in our Form S-1 filed in connection with our initial public offering and tax advice.

          THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF DELOITTE AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001.

                                 OTHER MATTERS

    Management does not know of any matters that will be brought before the Annual Meeting other than those specified in the Notice of Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named in the form of proxy, or their substitutes, will vote on such matters in accordance with their best judgment.

                              FINANCIAL STATEMENTS

    The Beacon 2000 Annual Report to Stockholders is provided to stockholders along with this form of Proxy and contains the financial statements of Beacon. The Annual Report and the financial statements contained therein are not to be considered as a part of this soliciting material.

                 STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

    In order to be included in proxy materials for the 2002 Annual Meeting of Stockholders, stockholders' proposed resolutions must be received by Beacon at its offices, 234 Ballardvale Street, Wilmington, Massachusetts 01887 on or before December 24, 2001. Beacon suggests that proponents submit their proposals by certified mail, return receipt requested, addressed to the Secretary of Beacon.

    If a stockholder of Beacon wishes to present a proposal before the 2002 Annual Meeting of Stockholders, but does not wish to have the proposal considered for inclusion in Beacon's proxy statement and proxy card, such stockholder must give written notice to the Secretary of Beacon at the address noted above. The Secretary must receive such notice by January 23, 2002. If a stockholder fails to provide timely notice of a proposal to be presented at the 2002 Annual Meeting of Stockholders, the proxies designated by the Board of Directors of Beacon will have discretionary authority to vote on any such proposal.

                                         By order of the Board of Directors,
                                          Beacon Power Corporation

                                          /s/ Maureen A. Lister

                                          Maureen A. Lister
                                          Secretary

Wilmington, Massachusetts
April 27, 2001

                                                                      Appendix A

                            BEACON POWER CORPORATION

                            AUDIT COMMITTEE CHARTER

                                   ARTICLE I
                                    PURPOSE

    The purpose of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of Beacon Power Corporation, a Delaware corporation (the "Corporation"), is to provide assistance to the Board in fulfilling their responsibility to the stockholders, potential stockholders and the investment community relating to the corporate accounting and reporting practices of the Corporation, and the quality and integrity of financial reports of the Corporation. In so doing, it is the objective of the Committee to establish and maintain free and open communication between the Corporation's directors, independent auditors, internal auditors and financial management.

                                   ARTICLE II
                              COMMITTEE MEMBERSHIP

2.1 NUMBER OF COMMITTEE MEMBERS. The authorized number of members of the Committee shall be three (3) and all members of the Committee shall be composed of directors independent of the Corporation and otherwise duly qualified under the relevant sections of the Nasdaq National Market Rules, attached hereto and incorporated by reference as Schedule 1. The Board may designate one or more directors as alternate Committee members, who may replace any absent member at any meeting of the Committee.

2.2 APPOINTMENT AND TERM OF OFFICE OF COMMITTEE MEMBERS. Committee members shall be appointed by the Board to hold office until replaced by a resolution of the Board. Each Committee member, including a member elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified, except in the case of the death, resignation, or removal of such a member.

2.3 REMOVAL. The entire Committee or any individual Committee member may be removed from office without cause by the affirmative vote of a majority of the Board.

2.4 RESIGNATION AND VACANCIES. Any Committee member may resign effective upon giving oral or written notice to the Chairman of the Board, the Secretary of the Corporation or the Board, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation of a Committee member is effective at a future time, the Board may elect a successor to take office when the resignation becomes effective.

    The Board may fill vacancies on the Committee. Each Committee member so elected shall hold office until a successor has been elected and qualified by the Board, or until his or her death, resignation or removal. A vacancy or vacancies in the Committee shall be deemed to exist (i) in the event of the death, resignation or removal of any Committee member, (ii) if the Board by resolution declares vacant the office of a Committee member who has been declared of unsound mind by an order of court or convicted of a felony or
(iii) if the authorized number of Committee members is increased.

                                  ARTICLE III
                               COMMITTEE PROCESS

3.1 PLACE OF MEETINGS; MEETINGS BY TELEPHONE. Regular meetings of the Committee may be held at any place within or outside the State of Delaware that has been designated from time to time by the Chairman of the Committee. In the absence of such a designation, regular meetings shall be held at the principal executive office of the Corporation. Special meetings of the Committee may be held at any place within or outside the State of Delaware that has been designated in the notice of the meeting or, if not stated in the notice or if there is no notice, at the principal executive office of the Corporation.

    Members of the Committee may participate in a meeting through the use of conference telephone or similar communications equipment, so long as all Committee members participating in such meeting can hear one another. Participation in a meeting pursuant to this paragraph constitutes presence in person at such meeting.

3.2 REGULAR MEETINGS. Regular meetings of the Committee may be held without notice if the time and place of such meetings are fixed by resolution of the Board or by resolution of the Committee.

3.3 SPECIAL MEETINGS; NOTICE. Subject to the provisions of the following paragraph, special meetings of the Committee for any purpose or purposes may be called at any time by the Chairman of the Committee, by the Board or by two
(2) Committee members.

    Notice of the time and place of special meetings shall be delivered personally or by telephone to each director or sent by first-class mail, telegram, charges prepaid, or by facsimile or electronic mail, addressed to each Committee member at that member's address as it is shown on the records of the Corporation. If the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. If the notice is delivered personally or by telephone or by facsimile, telegram or electronic mail, it shall be delivered personally or by telephone or by facsimile or to the telegraph company at least forty-eight (48) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the Committee member or to a person at the office of the member who the person giving the notice has reason to believe will promptly communicate it to the member. The notice need not specify the purpose of the meeting.

3.4 QUORUM. A majority of the authorized number of Committee members shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 3.6 of this Charter. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present is the act of the Committee, subject to certain provisions of the Delaware General Corporation Law, the Corporation's Certificate of Incorporation, as amended, and other applicable law.

    A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Committee members, if any action taken is approved by at least a majority of the required quorum for such meeting.

3.5 WAIVER OF NOTICE. Notice of a meeting need not be given to any Committee member who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such member. All such waivers, consents, and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. A waiver of notice need not specify the purpose of any regular or special meeting of the Committee.

3.6 ADJOURNMENT. A majority of the Committee members present, whether or not a quorum is present, may adjourn any meeting to another time and place.

3.7 NOTICE OF ADJOURNMENT. If the meeting is adjourned for more than twenty-four (24) hours, notice of any adjournment to another time and place shall be given prior to the time of the adjourned meeting to the Committee members who were not present at the time of the adjournment.

3.8 COMMITTEE ACTION BY WRITTEN CONSENT WITHOUT A MEETING. Any action required or permitted to be taken by the Committee may be taken without a meeting, if all Committee members individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Committee. Such action by written consent shall have the same force and effect as a unanimous vote of the Committee.

                                   ARTICLE IV
                              COMMITTEE STRUCTURE

4.1 CHAIRMAN OF THE COMMITTEE. The Chairman of the Committee, if such an officer be elected, shall, if present, preside at meetings of the Committee and exercise and perform such other powers and duties as may from time to time be assigned by the Board or as may be prescribed by this Charter. The Chairman of the Committee shall be elected by resolution of the Board. In the absence or disability of the Chairman of the Committee, the Board shall appoint an alternative Chairman to preside at the Committee meetings.

4.2 SECRETARY. The Secretary of the Committee shall keep or cause to be kept, at the principal executive office of the Corporation or such other place as the Board may direct, a book of minutes of all meetings and actions of the Committee. The minutes shall show the time and place of each meeting, whether regular or special (and, if special, how authorized and the notice given), the names of those present and the proceedings thereof. The Secretary shall give, or cause to be given, notice of all meetings of the Committee required to be given by law, this Charter or by the Corporation's Bylaws.

                                   ARTICLE V
                              RECORDS AND REPORTS

5.1 MAINTENANCE AND INSPECTION OF CHARTER. The Corporation shall keep at its principal executive office the original or a copy of this Charter as amended to date, which shall be open to inspection by the stockholders at all reasonable times during office hours.

5.2 MINUTES AND REPORTS. The Committee shall keep regular minutes of its proceedings, which shall be filed with the Secretary of the Corporation. All action by the Committee shall be reported to the Board at the next meeting thereof, and, insofar as rights of third parties shall not be affected thereby, shall be subject to revision and alteration by the Board.

5.3 MAINTENANCE AND INSPECTION OF MINUTES. The records and the minutes of proceedings of the Committee shall be kept at such place or places as are designated by the Board or, in absence of such designation, at the principal executive office of the Corporation. The minutes shall be kept in written form, and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form.

                                   ARTICLE VI
                                RESPONSIBILITIES

    In carrying out its responsibilities, the Committee believes its policies and procedures should remain flexible, in order best to react to changing conditions and to ensure to the directors and stockholders that the corporate accounting and reporting practices of the Corporation are in accordance with all requirements and are of the highest quality. The Committee shall:

6.1 DOCUMENTS/REPORTS REVIEW.

    (a) Review the annual audited financial statements with management and the independent auditors, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Corporation's financial statements, and recommend that the audited financial statements be included in the Corporation's Annual Report on Form 10-K.

    (b) Review with management and the independent auditors the Corporation's quarterly financial statements.

    (c) Review with management and the independent auditors the significant financial reporting issues and judgments made in connection with the preparation of the Corporation's financial statements and discuss any other matters communicated to the Committee by the independent auditors.

    (d) Prepare the report of the Committee required by the rules and regulations of the Securities and Exchange Commission to be included in the Corporation's annual proxy statement.

6.2 ACCOUNTING AND FINANCIAL CONTROLS FRAMEWORK.

    (a) Review major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent auditors or management.

    (b) Review with the independent auditors any management letter provided by the independent auditors and the Corporation's responses to that letter.

6.3 INDEPENDENT AUDITORS.

    (a) Recommend to the Board the appointment of the independent auditors, which firm is ultimately accountable to the Committee and the Board.

    (b) Approve the fees to be paid to the independent auditors.

    (c) Receive disclosures from the independent auditors regarding the auditors' independence required by Independence Standards Board Standard No. 1, discuss such reports with the independent auditors, and, if so determined by the Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the auditors.

    (d) Evaluate together with the Board the performance of the independent auditors and, if so determined by the Committee, recommend that the Board replace the independent auditors.

    (e) Meet with the independent auditors prior to the audit to review the planning and staffing of the audit.

    (f) Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

6.4 GENERAL AUTHORITY AND RESPONSIBILITIES. The Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Committee may request any officer or employee of the Corporation or the Corporation's outside counsel or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

    While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditors or to assure compliance with laws and regulations.

    The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board.

6.5 DUTIES AS NEEDED.

    (a) Review reports received from regulators and other legal and regulatory matters that may have a material effect on the financial statements or related Corporation compliance policies.

    (b) Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

                                  ARTICLE VII
                                INDEMNIFICATION

    Every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a Committee member of the Corporation shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Delaware from time to time against all expenses, liability and loss, including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement, reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person.

    This indemnification is intended to provide at all times the fullest indemnification permitted by the laws of the State of Delaware and the Corporation may purchase and maintain insurance on behalf of any person who is or was a Committee member of the corporation against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnify such person.

                                  ARTICLE VIII
                                   AMENDMENTS

8.1 AMENDMENT BY THE BOARD. This Charter and any provision contained herein may be amended or repealed by the Board.

8.2 RECORD OF AMENDMENTS. Whenever an amendment or a new Charter is adopted, it shall be copied in the book of minutes with the original Charter. If any provision of this Charter is repealed, the fact of repeal, with the date of the meeting at which the repeal was enacted or written consent was filed, shall be stated in said book.

                                   DETACH HERE

                                      PROXY

                            BEACON POWER CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 24, 2001, OR ANY ADJOURNMENTS THEREOF.

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS DIRECTED BY THEIR
STOCKHOLDER(S).

The undersigned stockholder of Beacon Power Corporation (the "Corporation") hereby appoints William E. Stanton and James M. Spiezio (each a "Proxy Agent"), jointly and severally with full power of substitution to each as proxies for and on behalf of the undersigned, to attend the Annual Meeting of Stockholders of the Corporation, to be held at the offices of the Corporation, 234 Ballardvale Street, Wilmington, Massachusetts 01887 on Thursday, May 24, 2001, at 10:00 a.m., or any adjournments thereof, and to vote as directed below all stock of the Corporation which the undersigned would be entitled to vote if personally present.

By acceptance, each Proxy Agent agrees that this Proxy will be voted in the manner directed by the stockholder giving this Proxy. If no direction is specified, the Proxy will be voted FOR the election of the nominees for Director and FOR the ratification of Deliotte & Touche, LLP to be the Corporation's independent auditors for 2001. DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF. This Proxy, if properly executed and delivered, will revoke all other Proxies.

-------------------------                                               -------------------
    SEE REVERSE SIDE      CONTINUED, AND TO BE SIGNED, ON REVERSE SIDE    SEE REVERSE SIDE
-------------------------                                               -------------------

                                   DETACH HERE

---
X    PLEASE MARK
     VOTES AS IN
     THIS EXAMPLE.
---

          THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES AND FOR THE RATIFICATION OF DELIOTTE & TOUCHE, LLP TO BE THE CORPORATION'S INDEPENDENT AUDITORS FOR 2001. THE BOARD OF DIRECTORS OF THE CORPORATION RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES AND "FOR" THE RATIFICATION OF DELIOTTE & TOUCHE, LLP AS THE CORPORATION'S INDEPENDENT AUDITORS FOR 2001.

          1.   Election of directors. Nominees:

                        Three-year term: (01) David B. Eisenhaure and
                                         (02) Kenneth M. Socha
                        Two-year term:   (03) William E. Stanton,
                                         (04) Philip J. Deutch and
                                         (05) Eric R. Stoltz
                        One-year term:   (06) Alan P. Goldberg and
                                         (07) Nancy Hawthorne

                           For            Withheld
                      all nominees    from all nominees
                           / /              / /

         / /
             ---------------------------------------------
             For all nominees except as noted above

          2. Ratification of Deliotte & Touche, LLP as the Corporation's independent auditors for 2001.

                          For            Against      Abstain

                           / /             / /          / /


                          MARK HERE IF YOU PLAN TO ATTEND THE MEETING     / /

                         MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT    / /

                        PLEASE MARK, DATE, SIGN AND MAIL THIS PROXY CARD IN THE ACCOMPANYING ENVELOPE.

                        NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                        PLEASE SIGN EXACTLY AS NAME(S) APPEAR HEREON. WHEN SIGNING AS ADMINISTRATOR, ATTORNEY, EXECUTOR, GUARDIAN OR TRUSTEE, PLEASE GIVE YOUR FULL TITLE. IF THE SIGNER IS A CORPORATION OR PARTNERSHIP, PLEASE SIGN FULL CORPORATE OR PARTNERSHIP NAME BY ANY AUTHORIZED OFFICER OR PERSON. IF SHARES ARE HELD JOINTLY, EACH JOINT OWNER
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SIGNATURE: ___________   DATE: ___________  SIGNATURE: __________   DATE: _____